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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934


                                 March 15, 2001
                        (Date of Earliest Event Reported)


         AIRPLANES LIMITED                  AIRPLANES U.S. TRUST

  (Exact Name of Registrants as Specified in Memorandum of Association or Trust
                                   Agreement)


         Jersey, Channel Islands                     Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

         33-99970-01                                 13-3521640
         (Commission File                            (IRS Employer
         Number)                                     Identification No.)


         Airplanes Limited                           Airplanes U.S. Trust
         22 Grenville Street                         1100 North Market Street
         St. Helier                                  Rodney Square North
         Jersey, JE4 8PX                             Wilmington, Delaware
         Channel Islands                             19890-0001
         (011 44 1534 609 000)                       (1-302-651-1000)

         (Addresses and Telephone Numbers, Including Area Codes, of
                      Registrants' Principal Executive Offices)





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ITEM 5. OTHER EVENTS

         Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") consummated the refinancing of $200 million in subclass A-4 certificates and $550 million in subclass A-7 certificates of Airplanes Pass Through Trust on March 15, 2001. In connection with this refinancing, Airplanes Pass Through Trust issued $750 million in subclass A-9 certificates (the "Refinancing Certificates") to qualified institutional buyers in the United States under Rule 144A and outside the United States under Regulation S. The Refinancing Certificates have not been, and will not be, registered under the Securities Act or any state securities laws and cannot be resold or otherwise transferred except as permitted thereby. Pursuant to the Registration Rights Agreement entered into between Airplanes Group and Morgan Stanley & Co. International and Lehman Brothers Inc., the initial purchasers of the Refinancing Certificates, Airplanes Group intends to consummate an exchange offer with respect to the Refinancing Certificates on or prior to December 17, 2001.

         The Refinancing Certificates are rated AA by Fitch, Aa2 by Moody's and AA by Standard and Poor's and will represent fractional undivided beneficial interests in a corresponding subclass of Airplanes Group notes. As required by the indenture dated as of March 28, 1996, as supplemented, between Airplanes Group and Bankers Trust Company, as trustee, under which Airplanes Group's outstanding notes were issued on March 28, 1996 and March 16, 1998 (the "Existing Certificates"), Airplanes Group received confirmation from the rating agencies of the following ratings of the Existing Certificates:


Subclass or Class of Certificates       A-6     A-8       B       C         D
---------------------------------       ---     ---      --      ----      ---
Ratings by:

    Fitch                                AA      AA       A       BBB       BB

    Moody's                              Aa2     Aa2      A2      Baa2      Ba2

    Standard & Poor's                    AA      AA       A       BBB       BB


         In connection with this refinancing, Airplanes Group revised its assumptions about its future performance. Attached as Exhibit 1 is a summary of certain terms of the Refinancing Certificates and the Existing Certificates based on these revised assumptions. Attached as Exhibit 2 are these revised assumptions and revised stress tables for the Refinancing Certificates and the Existing Certificates. Based on the new assumptions and the portfolio as of January 31, 2001, the tables showing the possible future revenue scenarios and expected portfolio values that Airplanes Group previously disclosed also changed. The new tables are attached as Exhibits 3 and 4. The new assumptions and stress tables do not affect the payment terms of the Existing

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Certificates but merely represent a revised illustration of the effects of factors that are likely to significantly affect Airplanes Group's future performance.

         In addition, the expected pay-down schedule of the outstanding class A through D certificates, including the Refinancing Certificates, based upon the revised performance assumptions of Airplanes Group, are attached as Exhibit 5, and the target loan to value ratios and supplemental loan to value ratios of the class A and B certificates and the target pool factors for the class C and D certificates are attached as Exhibits 6, 7 and 8. Exhibits 9 and 10 contain the revised overview of Airplanes Group's portfolio as of January 31, 2001 and an updated description of the portfolio and the lessees, including information as to arrears of current and former lessees.

         For additional information, please contact Patrick Blaney, Pat Dalton or Paul Farrell at: +353-61-360-000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                             AIRPLANES LIMITED


                                             /s/ Roy M. Dantzic*
                                             -------------------
 March 15, 2001                              Director and Officer


                                             AIRPLANES U.S. TRUST


                                             /s/ Roy M. Dantzic*
                                             -------------------
 March 15, 2001                              Controlling Trustee and Officer



                                             *By /s/ Michael Walsh
                                                ------------------
                                              Attorney-in-Fact






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                                  EXHIBIT INDEX

Exhibit 1     Summary of the Certificates
Exhibit 2     Airplanes Group Performance Assumptions
Exhibit 3     Monthly Lease Rentals Based on the Airplanes Group
              Performance Assumptions
Exhibit 4     Expected Portfolio Values Based on the Depreciation
              Factors and the Aircraft in the Portfolio as of January 31, 2001
Exhibit 5     Percentage of Initial Outstanding Principal Balance of the
              Certificates Based on the Airplanes Group Performance Assumptions
Exhibit 6     Target Loan to Value Ratios of the Class A and B Certificates
Exhibit 7     Supplemental Loan to Value Ratios of the Class A and B Certificates
Exhibit 8     Target Pool Factors for the Class C and D Certificates
Exhibit 9     Airplanes Group Portfolio Analysis
Exhibit 10    The Aircraft, Related Leases and Collateral
Exhibit 11    Airplanes Limited Power of Attorney
Exhibit 12    Airplanes U.S. Trust Power of Attorney


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